Exhibit 10.11

AMENDMENT NO. 2 TO

MASTER REPURCHASE AGREEMENT

THIS AMENDMENT NO. 2 (the “Amendment”) is made and entered into as of November 1, 2011 by and between Bank of America, N.A. (“Buyer”) and Home Loan Center, Inc. (“Seller”).  This Amendment amends and clarifies that certain Master Repurchase Agreement between Buyer and Seller dated May 1, 2009 (as may be amended from time to time, the “Repurchase Agreement”).  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Repurchase Agreement.

R E C I T A L S

Pursuant to the Repurchase Agreement, Buyer and Seller have agreed to engage in Transactions whereby Seller may, from time to time, sell to Buyer certain residential Mortgage Loans (including the servicing rights related thereto) and/or other mortgage related assets and interests, against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to sell to Seller such Purchased Assets at a date certain or on demand, against the transfer of funds by Seller.  Buyer and Seller hereby agree that the Repurchase Agreement shall be amended as provided herein.

In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

1.                                       Section 13.2 - Termination.  Buyer and Seller agree that Section 13.2 shall be deleted in its entirety and replaced with the following:

“13.2                     Termination.

(a)                                  Buyer may, with or without cause, terminate this Agreement at any time by providing notice to Seller.  Seller acknowledges and understands that Buyer is under no obligation whatsoever to continue the term of this Agreement for any period of time and may terminate this Agreement at any time for any reason.  By way of example but not limitation, Buyer may immediately terminate this Agreement by providing notice to Seller if (i) this Agreement or any Transaction is deemed by a court or by statute to not constitute a “repurchase agreement,” a “securities contract,” or a “master netting agreement,” as each such term is defined in the Bankruptcy Code, (ii) payments or security offered hereunder are deemed by a court or by statute not to constitute “settlement payments” or “margin payments” as each such term is defined in the Bankruptcy Code, (iii) this Agreement or any Transaction is deemed by a court or by statute not to constitute an agreement to provide financial accommodations as described in Bankruptcy Code Section 365(c)(1) or (iv) Buyer determines that there has been fraud, misrepresentation or any similar intentional conduct on behalf of Seller, its officers, directors, employees, agents and/or its representatives with respect to any of Seller’s obligations, responsibilities or actions undertaken in connection with this Agreement.

(b)                                 Upon termination of this Agreement for any reason, all outstanding amounts due to Buyer under the Principal Agreements shall be immediately due and payable without notice to Seller and without presentment, demand, protest, notice of protest or dishonor, or other notice of default, and without formally placing Seller in default, all of which are hereby expressly waived by Seller.  Further, any termination of this Agreement shall not affect the outstanding obligations of Seller under this Agreement and all such outstanding obligations and the rights and remedies afforded Buyer in connection therewith, including, without limitation, those rights and remedies afforded Buyer under this Agreement, shall survive any termination of this Agreement.  Buyer shall not be liable to Seller for any costs, loss or damages arising from or relating to a termination by Buyer in accordance with any subsection of this Section 13.2.”

2.                                       No Other Amendments.  Other than as expressly clarified, modified and amended herein, the Repurchase Agreement shall remain in full force and effect and nothing herein shall affect the rights, remedies and obligations of the parties as provided under the Repurchase Agreement.

3.                                       Capitalized Terms.  Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Agreement.

4.                                       Facsimiles.  Facsimile signatures shall be deemed valid and binding to the same extent as the original.

IN WITNESS WHEREOF, Buyer and Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first written above.

BANK OF AMERICA, N.A.	HOME LOAN CENTER, INC.

By:	By:

Name:	Name:

Title:	Title: